                                                                   EXHIBIT 10.20


[AVANEX LOGO]
AVANEX CORPORATION
42501 Albrae Street, Fremont, CA 94538, U.S.A.
Tel: 510-360-0688 Fax: 510-360-0689
-------------------------------------------------------------------------------

                           ADJUSTMENT TO OFFER LETTER

To:   Simon Cao
From: Simon Cao, President
Date: September 8, 1998
Re:   New Offer to Simon Cao, VP of Marketing & Sales

I am pleased to make a new offer to you to adjust your annual salary to $140,000 effective from August 1, 1998.

Your stock Options and other benefits will remain the same as stated on the previous offer letter to you dated January 2, 1998.

To indicate your acceptance of this offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records.

                                        Sincerely,
                                        AVANEX CORPORATION


                                        /s/ SIMON CAO
                                        --------------------------
                                        Simon Cao, PhD
                                        President


ACCEPTED AND AGREED TO this

8th day of Sep., 1998


/s/ SIMON CAO
--------------------------
Simon Cao

Enclosures: Duplicate Original Letter

[LOGO]  AVANEX CORPORATION
        42501 Albrae Street, Fremont, CA 94538, U.S.A.
                                           Tel: 510-360-0688   Fax: 510-360-0689
================================================================================

     Mr. Simon Cao
     2202 Ensenada Way
     San Mateo, CA 94403


     January 2, 1998


                                  OFFER LETTER
                                  ------------


     Dear Mr. Cao,

          I am pleased to offer you a position with Avanex Corporation (the "Company") as its Vice President of Marketing & Sales, commencing on February 1, 1998. You will receive an annual salary of $125,000, which will be paid bi-weekly in accordance with the Company's normal payroll procedures. As a Company employee, you are also eligible to receive certain employee benefits including Medical, Dental, Vision insurance at no cost and dependent coverage at a minimal rate after completing your first month service at Avanex.

          You will begin accruing time off / vacation at a rate of 1.25 day for each full month of employment up to 15 days a year. You are also entitled to have 8 national holidays plus 2 floating holidays with pay.

          We will recommend to the Board of Directors of the Company that, at the next Board meeting, you be granted an [incentive] stock option entitling you to purchase up to 1,800,000 shares of Common Stock of the Company at the then current fair market value as determined by the Board at that meeting. Such options shall be subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement.

          You should be aware that your employment with the Company is for no specified period and constitutes at will employment. AS a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause.

          For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

          I have enclosed our standard Proprietary Information Agreement as a condition of your employment. If you accept this offer, please return to me a signed copy of that agreement.

          In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California. HOWEVER, we agree that this arbitration provision shall

[LOGO]  AVANEX CORPORATION
        42501 Albrae Street, Fremont, CA 94538, U.S.A.
                                           Tel: 510-360-0688   Fax: 510-360-0689
================================================================================

     not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

          To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me. A duplicate original is enclosed for your records. This letter, along with the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended excepted by a written agreement, signed by an officer of the Company and by you.

          We look forward to working with you at Avanex Corporation.


                                        Sincerely,

                                        AVANEX CORPORATION



                                        /s/ SIMON CAO
                                        ---------------------------------
                                         Simon Cao, PhD
                                         President



ACCEPTED AND AGREED TO this
2nd day of Jan, 1998.



     /s/ SIMON CAO
----------------------------------
Cao, Simon



Enclosures: Duplicate Original Letter
            Proprietary Information Agreement
            Avanex Employee Benefit in Brief